                                                                      EXHIBIT 11

                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                 Three Months Ended September 30, 1999 and 1998


                                                           Three Months Ended Sept. 30,             Six Months Ended Sept. 30,
                                                         ----------------------------------    -------------------------------------
                                                              1999              1998                  1999               1998
                                                         ----------------  ----------------    -------------------  ----------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                5,540,983         5,335,084              5,505,017         5,316,032
Weighted average number of common shares issued (1)               (4,994)            7,470                 27,331            17,783
                                                         ----------------  ----------------    -------------------  ----------------
Weighted average number of common shares outstanding -
  end of period                                                5,535,989         5,342,554              5,532,348         5,333,815
                                                         ================  ================    ===================  ================

Net earnings:                                             $      714,000    $       (3,000)     $       1,200,000    $       41,000
                                                         ================  ================    ===================  ================

Basic earnings per common share:                          $         0.13    $        (0.00)     $            0.22    $         0.01
                                                         ================  ================    ===================  ================



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                5,540,983         5,335,084              5,505,017         5,316,032
Weighted average number of common shares issued (1)               73,784           180,152                106,005           194,970
                                                         ----------------  ----------------    -------------------  ----------------
Weighted average number of common shares outstanding -
  end of period                                                5,614,767         5,515,236              5,611,022         5,511,002
                                                         ================  ================    ===================  ================

Net earnings:                                             $      714,000    $       (3,000)     $       1,200,000    $       41,000
                                                         ================  ================    ===================  ================

Diluted earnings per common share:                        $         0.13    $        (0.00)     $            0.21    $         0.01
                                                         ================  ================    ===================  ================




(1) Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.


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